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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 10, 2002
                              (September 30, 2002)


                           METATEC INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


Ohio                                 0-9220                 31-1647405
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(State or other jurisdiction of      (Commission           (IRS Employer
incorporation)                        File Number)          Identification No.)

7001 Metatec Boulevard, Dublin, Ohio                         43017
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (614) 761-2000


Not Applicable
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(Former name or former address, if changed since last report)




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ITEM 5.        OTHER EVENTS AND REGULATION FD DISCLOSURE

SALE OF EUROPEAN CD-ROM OPERATIONS

               Pursuant to an agreement dated as of September 30, 2002, Metatec International, Inc. (the "Company") sold its European CD-ROM manufacturing operations in Breda, The Netherlands, to Nimbus, a Netherlands-based private investment group. The transaction was structured as a sale of all of the shares of Metatec's European subsidiary to Nimbus. The shares were sold in exchange for the assumption of the European subsidiary's liabilities as of August 31, 2002. The Company and Nimbus also entered into a service agreement for the transition of certain manufacturing and support functions. In connection with such sale, the Company agreed to not directly market certain of its products in The Netherlands to new customers. The Company anticipates that it will report a non-cash charge against earnings of approximately $2.4 million associated with sale of the Breda operations.

               A copy of the press release announcing the foregoing matters is filed herewith as Exhibit 99.1.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (c)    Exhibits.

Exhibit
Number      Description of Exhibit
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99.1        Press release issued by Metatec International, Inc. on October 3,
            2002.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           METATEC INTERNATIONAL, INC.


Date:  October 10, 2002                    By /s/ Gary W. Qualmann
                                             --------------------------------
                                             Gary W. Qualmann
                                             Chief Financial Officer
                                             (authorized signatory)




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                                  EXHIBIT INDEX

Exhibit
Number              Description of Exhibit
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99.1     Press release issued by Metatec International, Inc. on October 3, 2002.